EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2023-C22 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer, KeyBank National Association, as Primary Servicer for the Healthcare Trust MOB Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Healthcare Trust MOB Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Healthcare Trust MOB Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Healthcare Trust MOB Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Healthcare Trust MOB Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Skorpios Industrial Mortgage Loan, Midland Loan Services, a Division of PNC Bank National Association, as Primary Servicer for the Skorpios Industrial Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Skorpios Industrial Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Skorpios Industrial Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Skorpios Industrial Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Skorpios Industrial Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Marriott Philadelphia West Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Marriott Philadelphia West Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Marriott Philadelphia West Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Marriott Philadelphia West Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Marriott Philadelphia West Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Rhino Retail Portfolio 2 Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Rhino Retail Portfolio 2 Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Rhino Retail Portfolio 2 Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Rhino Retail Portfolio 2 Mortgage Loan, BellOak, LLC, as Operating Advisor for the Rhino Retail Portfolio 2 Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the CX – 250 Water Street Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the CX – 250 Water Street Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer for the CX – 250 Water Street Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the CX – 250 Water Street Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the CX – 250 Water Street Mortgage Loan, BellOak, LLC, as Operating Advisor for the CX – 250 Water Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the CX – 250 Water Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 60 Hudson Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 60 Hudson Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer for the 60 Hudson Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 60 Hudson Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 60 Hudson Mortgage Loan, BellOak, LLC, as Operating Advisor for the 60 Hudson Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the 60 Hudson Mortgage Loan.

 Dated: March 17, 2026

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)